EXHIBIT 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of International Automated Systems, Inc., (the “Company”) on 10-QSB for the year ended September 30, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, LaGrand Johnson Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2007	/s/ LaGrand Johnson
LaGrand Johnson
President, Chief Financial Officer